EXHIBIT 10.31

AMENDMENT NO. 1

TO IMAGE ENTERTAINMENT, INC. STOCKHOLDERS’ AGREEMENT

DATED APRIL 14, 2010

This Amendment No. 1 (“Amendment”) to Image Entertainment, Inc. Stockholders’ Agreement dated April 14, 2010 (“Stockholders’ Agreement”) is made and entered into as of this March 1, 2011, by and among Image Entertainment, Inc. (the “Company”) and the stockholders holding more than fifty percent (50%) of the issued and outstanding shares of each class of Shares affected by this amendment.  Unless otherwise defined herein, defined terms set forth in this Amendment shall have the meanings ascribed to them in the Stockholders Agreement.

The parties hereby agree as follows:

1.             Restrictions on Transferability.  Section 2(a) of the Stockholders Agreement is hereby amended and restated in its entirety as follows:

“2.           Restrictions on Transferability.

(a)           Each Stockholder agrees not to make any disposition of all or any portion of its Shares unless and until (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (ii) such Stockholder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and, if reasonably requested by the Company, such Stockholder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act.  Notwithstanding the foregoing, no such registration statement or opinion of counsel shall be necessary for a transfer pursuant to Rule 144 or by a Stockholder which is (A) a partnership to its partners or retired partners in accordance with partnership interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (C) a corporation to its shareholders in accordance with their interests in the corporation, (D) to the Stockholder’s family member or trust for the benefit of an individual Stockholder or such Stockholder’s family member,  provided in all cases enumerated in clauses (A) – (D) that the transferee is subject to the terms of this Section 2 as if such transferee were an original Stockholder hereunder, or (E) a transfer by any of the JH Stockholders to a current or former employee of any of the JH Stockholders in a number not to exceed in the aggregate to each such current or former employee, 50 shares of the Company’s Series B Cumulative Preferred Stock, and 300,000 shares of the Company’s Common Stock.”

2.             Full Force and Effect.  Except as herein modified or amended, the provisions, conditions and terms of the Stockholders’ Agreement shall remain unchanged and in full force and effect.  In the case of any inconsistency between the provisions of the Stockholders’ Agreement and this Amendment, the provisions of this Amendment shall govern and control.

3.             Counterparts.  This Amendment may be executed in counterparts, including by facsimile or “pdf”, and such counterparts together shall constitute but one original of the Amendment.  Each counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

IMAGE ENTERTAINMENT, INC.

By:	/s/ TED GREEN

Its:	Chairman/CEO

JH PARTNERS EVERGREEN FUND, L.P.

By:	JH Evergreen Management, LLC
Its: General Partner

By:	/s/ JOHN C. HANSEN
Name: John C. Hansen
Its: Managing Member

JH INVSETMENT PARTNERS III, L.P.

By:	JH Evergreen Management, LLC
Its: General Partner

By:	/s/ JOHN C. HANSEN
Name: John C. Hansen
Its: Managing Member

JH INVESTMENT PARNTERS GP FUND III, LLC

By:	JH Evergreen Management, LLC
Its: General Partner

By:	/s/ JOHN C. HANSEN
Name: John C. Hansen
Its: Managing Member